UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 4, 2007

Exact Name of Registrant as Specified in
	Charter; State of Incorporation;	IRS Employer
Commission File Number	Address and Telephone Number	Identification Number
1-8962	Pinnacle West Capital Corporation	86-0512431
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000

1-4473	Arizona Public Service Company	86-0011170
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
     This combined Form 8-K is separately filed by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 8.01. Other Events
SIGNATURES

Item 8.01. Other Events
ACC Staff Report on Palo Verde Unit 1 Outages
     As previously reported, Arizona Public Service Company (“APS”) recorded $79 million of deferrals under APS’ power supply adjustor (“PSA”) resulting from replacement power costs associated with unplanned outages and reduced power operations at the Palo Verde Nuclear Generating Station (the “2006 Deferrals”). Virtually all of these deferrals were associated with vibration issues in Unit 1. In May 2006, the Arizona Corporation Commission (the “ACC”) directed the ACC staff to conduct a “prudence audit” of outages resulting in the 2006 Deferrals. See “PSA Deferrals Related to Palo Verde Outages” in Note 5 of Notes to Condensed Consolidated Financial Statements in the Pinnacle West Capital Corporation/APS Report on Form 10-Q for the fiscal quarter ended June 30, 2007.
     On October 4, 2007 the ACC staff filed a report with the ACC that concludes that APS’ response to the Unit 1 vibration issues “was reasonable and prudent” because, among other things:

•	APS conducted an extensive investigation to identify the source of the vibration, the cause of the increase in vibration over time, and the possible solutions;

•	APS’ approach to implementation of a solution to the vibration problem was reasonable; and

•	APS is taking action to ensure that Units 2 and 3 will not experience the same problem.
APS continues to believe that all replacement power costs were prudently incurred and that the 2006 Deferrals are recoverable.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)
Dated: October 5, 2007	By:	/s/ Nancy C. Loftin
Nancy C. Loftin
Vice President, General Counsel and Secretary

ARIZONA PUBLIC SERVICE COMPANY (Registrant)
Dated: October 5, 2007	By:	/s/ Nancy C. Loftin
Nancy C. Loftin
Vice President, General Counsel and Secretary

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